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Exhibit 99.4

CONSENT OF MCDONALD INVESTMENTS INC.

Indianapolis, Indiana
February 22, 2002

        We hereby consent to the use of our opinion letter dated January 29, 2002, to the Board of Directors of Crossmann Communities, Inc. included as Annex II to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Crossmann Communities, Inc. and a wholly-owned subsidiary of Beazer Homes USA, Inc. In giving consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,

                      /s/  MCDONALD INVESTMENTS INC.

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CONSENT OF MCDONALD INVESTMENTS INC.